UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2009

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

From December 30, 2008 to January 22, 2009, Energy Composites Corporation (the “Company”) received elections to convert the principal amount of $4,625,000 into common stock from the holders of 3-year, 6% convertible debentures (the “Debentures”).  The converting holders also elected to convert approximately $86,464 of accrued and unpaid interest into common stock.  The principal and interest were converted for $2.50 per share of common stock.  The Company has issued 1,884,607 shares of common stock to 44 Debenture holders in complete satisfaction of the Company’s obligations under the converted Debentures.  The conversion represents approximately 72% of the Debentures sold in a private placement by the Company from July through December, 2008.  Debentures representing a principal balance of $1,745,000 remain outstanding and may be converted at any time by the holders thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
January 22, 2009	By: /s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Executive Officer